EXHIBIT 21.1

The following is a list of all of Pioneer Drilling Company’s direct and indirect subsidiaries:

1.	Pioneer Drilling Services, Ltd., a Texas corporation — 100% direct subsidiary.

2.	Pioneer Global Holdings, Inc., a Delaware corporation — 100% indirect subsidiary — 100% owned by Pioneer Drilling Services, Ltd.

3.	Pioneer Services Holdings, L.L.C., a Delaware limited liability company — 100% indirect subsidiary — 100% owned by Pioneer Global Holdings, Inc.

4.	Pioneer Latina Group SDAD, Ltda., a Panama corporation — 100% indirect subsidiary — owned by Pioneer Global Holdings, Inc. (99%) and Pioneer Services Holdings, L.L.C. (1%).

5.	Pioneer de Colombia SDAD, Ltda., a Panama corporation — 100% indirect subsidiary — owned by Pioneer Latina Group SDAD, Ltda. (99%) and Pioneer Services Holdings, L.L.C. (1%).

6.	Pioneer de Colombia SDAD, Ltda., Surcusal Colombia, a Colombian branch — 100% indirect subsidiary — 100% owned by Pioneer de Colombia SDAD, Ltda.

7.	Pioneer Production Services, Inc., a Delaware corporation — 100% direct subsidiary.

8.	Pioneer Wireline Services Holdings, Inc., a Delaware corporation — 100% indirect subsidiary — 100% owned by Pioneer Production Services, Inc.

9.	Pioneer Wireline Services, L.L.C., a Delaware limited liability company — 100% indirect subsidiary — 100% owned by Pioneer Wireline Services Holdings, Inc.

10.	Pioneer Well Services, L.L.C., a Delaware limited liability company — 100% indirect subsidiary — 100% owned by Pioneer Production Services, Inc.

11.	Pioneer Fishing & Rental Services, L.L.C., a Delaware limited liability company — 100% indirect subsidiary — 100% owned by Pioneer Production Services, Inc.